As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-230640

Registration No. 333-232741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-230640

REGISTRATION STATEMENT NO. 333-232741

UNDER THE SECURITIES ACT OF 1933

____________________

PAYSIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

___________________

Nevada (State or Other Jurisdiction of Incorporation or Organization)	95-4550154 (I.R.S. Employer Identification Number)

1700 W. Horizon Ridge Parkway, Suite 200

Henderson, Nevada 89012

(702) 453-2221

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________

Robert Strobo

General Counsel and Chief Legal Officer

1700 W. Horizon Ridge Parkway

Henderson, Nevada 89012

(702) 749-7261

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: TERMINATION OF REGISTRATION STATEMENTS AND DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 (the “Post-Effective Amendments”) filed by Paysign, Inc. (the “Company,” “Paysign,” or “we”), deregisters all securities that remain unsold under the following Registration Statements on Form S-3 (each a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission:

•	Registration Statement Number 333-230640 on Form S-3 filed on March 29, 2019 and amended on April 26, 2019, registering an aggregate of up to 2,690,000 shares of common stock, par value $0.001 per share, that may be offered from time to time by the selling stockholders named therein; and
•	Registration Statement Number 333-232741 on Form S-3 filed on July 19, 2019, registering an indeterminate number of shares of common stock and shares of preferred stock, par value $0.001 per share, maximum aggregate offering price of $150,000,000.00.

Upon the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, we no longer met the registrant requirements for the registration of securities on Form S-3 and are not eligible for use of the Registration Statements under the rules and regulations of the U.S. Securities and Exchange Commission. Therefore, these Post-Effective Amendments are being filed to deregister the remaining common stock and preferred stock that remain unsold under the Registration Statements as of the date hereof. We hereby terminate the effectiveness of the Registration Statements and deregister any and all securities of the Company registered for sale under the Registration Statements.

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Further,

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the above referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, in the State of Nevada on this 8th day of May, 2020. No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

PAYSIGN, INC.

Dated: May 8, 2020	/s/ Mark Newcomer
Mark R. Newcomer, Chief Executive Officer (Principal Executive Officer)

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